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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                  APRIL 1, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


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                             COMPUCREDIT CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        GEORGIA                      0-25751                 58-2336689

(STATE OF INCORPORATION)    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

                     245 PERIMETER CENTER PARKWAY, SUITE 600

                             ATLANTA, GEORGIA 30346

           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                                 (770) 206-6200

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Explanatory Note: This Form 8-K/A amends the Form 8-K dated March 19, 2002, as amended by the Form 8-K/A dated March 20, 2002, of CompuCredit Corporation to reflect the fact that Ernst & Young LLP issued its report on CompuCredit's financial statements in conjunction with the April 1, 2002 filing of CompuCredit's Annual Report on Form 10-K for the year ended December 31, 2001, and therefore no longer is CompuCredit's auditor.

         (a)(1)(i) On March 12, 2002, Ernst & Young LLP advised CompuCredit's audit committee that, following completion of its audit of CompuCredit's financial statements as of, and for the year ended, December 31, 2001, it would resign as CompuCredit's independent auditors. Ernst & Young issued its report on CompuCredit's financial statements in conjunction with the April 1, 2002 filing of CompuCredit's Annual Report on Form 10-K for the year ended December 31, 2001, and therefore, Ernst & Young's resignation became effective on April 1, 2002.

         (ii) Ernst & Young's reports on CompuCredit's financial statements for the years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         (iii)  Regulation S-K Item 304(a)(1)(iii) is not applicable.

         (iv) During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period ended April 1, 2002, there have not been any disagreements between CompuCredit and Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except as follows:

                (A) CompuCredit generally finances its credit card receivables through securitizations. In the fourth quarter of 2001, CompuCredit sold two subordinate interests in its securitizations for net proceeds of approximately $26 million. The aggregate "face" amount of these two interests was approximately $36 million. CompuCredit expected to amortize the discount as interest expense over the remaining life of the securitizations. During its audit of 2001, Ernst & Young indicated that CompuCredit should record the discount as a loss upon the sale of the interests in accordance with FASB Statement No. 140. Based upon its review of applicable accounting literature, a complete review of the facts and circumstances surrounding the transactions, and extensive discussions with Ernst & Young, CompuCredit agrees with the accounting treatment proposed by Ernst & Young, and CompuCredit's 2001 financial statements will reflect that treatment.

                (B) During its audit of 2001, Ernst & Young advised
         CompuCredit that the sale during the fourth quarter of 2001 of the two subordinated interests at a discount required CompuCredit to adjust the market interest rate utilized by CompuCredit to value all of its retained interests in the securitizations as of December 31, 2001. Based upon its review of applicable accounting literature, a complete review of the facts and circumstances surrounding the transactions, and extensive discussions with Ernst & Young, CompuCredit agreed that the discount rate utilized to value the retained interests should be changed.

         With respect to both of these matters, CompuCredit's audit committee discussed the underlying substantive issues with Ernst & Young and Ernst & Young has been authorized to respond fully to inquiries of any successor auditor concerning these matters.

         (v)    Regulation S-K Item 304(a)(1)(v) is not applicable.

         (a)(2) CompuCredit has commenced the process of retaining new independent auditors. That process is not yet complete.

         (a)(3) CompuCredit provided Ernst & Young with a copy of the disclosures contained in Item 4(a)(1) above. Ernst & Young's response is attached hereto as Exhibit 16


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         (b)    CompuCredit has commenced the process of retaining new
independent auditors. That process is not yet complete.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CompuCredit Corporation

                                            By:      /s/ Rohit Kirpalani
                                               --------------------------------
                                                     Secretary

Dated:  April 4, 2002